UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 6, 2005

Exact name of registrant as specified in its charter;
Commission File No.:
Duquesne Light Holdings, Inc.
1-10290

Address of principal executive offices; zip code; registrant's telephone number, including area code:
411 Seventh Avenue
Pittsburgh, PA  15219
412-393-6000

State or other jurisdiction of incorporation or organization;
IRS Employer Identification No.:
Pennsylvania
25-1598483

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 6, 2005, Duquesne Light Holdings, Inc. ("Holdings") announced that Mark E. Kaplan, age 43, had joined the company. The Holdings Board of Directors will vote on his appointment as Senior Vice President and Chief Financial Officer at its regularly scheduled September 22, 2005 meeting. The current Chief Financial Officer, Stevan R. Schott, will be Vice President-Finance. Previously, Mr. Kaplan served as Managing Director of CLJ Consulting Group LLC (a management consulting firm) since 2004. From 1995 until 2004, Mr. Kaplan served in various capacities with Weirton Steel Corporation, including as President and Chief Financial Officer, Senior Vice President-Finance and Administration, and Vice President and Controller. Mr. Kaplan is a director of WesMark Funds, an open-end, management investment company. Mr. Kaplan is also a Certified Public Accountant.

There is no family relationship between Mr. Kaplan and any director or executive officer of Holdings or its subsidiaries. There are no transactions or proposed transactions to which Holdings or its subsidiaries, or its respective directors, shareholders or executive officers, is a party and in which Mr. Kaplan has or will have an interest. Information regarding any employment agreement is not yet available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc.
   (Registrant)

/s/Maureen L. Hogel
   (Signature)
  Maureen L. Hogel
Senior Vice President and
Chief Legal & Administrative Officer
Date:  September 12, 2005